UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017

Tesco Corporation

(Exact name of registrant as specified in its charter)

Alberta	001-34090	76-0419312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11330 Clay Road Suite 350 Houston, Texas		77041
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (713) 359-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 1, 2017, Tesco Corporation (“TESCO”) held a special meeting of shareholders and other securityholders of TESCO (the “Special Meeting”) in Alberta, Canada. The final results for each of the proposals submitted to a vote of securityholders at the Special Meeting are set forth below. No broker non-votes were received with respect to the Special Meeting

(1)	The proposal to pass a special resolution approving the arrangement with Nabors Industries Ltd. and Nabors Maple Acquisition Ltd. (the “Arrangement”), a copy of which is attached as Annex B to TESCO’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 26, 2017 (the “Definitive Proxy Statement”), was approved based on the following votes:

Votes For	Votes Against	Abstain
33,282,174	7,133,540	1,405,523

(2)	The proposal to approve, solely on an advisory (non-binding) basis, the agreements or understandings between TESCO’s named executive officers and TESCO and the related compensation that will or may be paid to its named executive officers in connection with the Arrangement, as described in the Definitive Proxy Statement, was approved based on the following votes:

Votes For	Votes Against	Abstain
25,495,816	14,442,544	158,450

Item 8.01	Other Events.

On December 4, 2017, the Court of Queen’s Bench of Alberta granted the final order approving the Arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

By	/s/ Fernando Assing
Fernando Assing
President and Chief Executive Officer

Date: December 4, 2017